Q4 & Full Year 2014 Performance Summary M A R C H 2 0 1 5 Exhibit 99.2

Cautionary Statement Regarding Forward Looking Statements
This presentation contains “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control.  Forward-looking statements may include, but are not limited to, statements concerning our financial outlook and guidance, including our 2015 forecasted revenues, Adjusted EBITDA and other consolidated and segment financial performance guidance, our expectations for Adjusted EBITDA growth in 2016, our long-term outlook for WGN America and Tribune Studios revenue and programming expenses as well as Digital and Data segment revenue growth and
Adjusted EBITDA margins, our expectation with respect to future cash dividends on our common stock, the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors”
section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 6, 2015.  “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,”
“plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from projected or historical results or those anticipated or predicted by these forward-looking statements: competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives;
changes in advertising demand and audience shares; changes in the overall market for television advertising, including through regulatory and judicial rulings;  our ability to protect our intellectual property and other proprietary rights; availability and cost of broadcast rights; our ability to adapt to technological changes; our ability to develop and grow our online businesses; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss or modification of our network affiliation agreements; our ability to renegotiate retransmission consent agreements; our ability to expand our operations internationally; the incurrence of costs to address contamination issues at sites owned, operated or used by our business; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; the financial performance of our equity method investments; the impairment of our existing goodwill and other intangible assets; changes in accounting standards; our ability to pay cash dividends on our common stock;
increased interest rate risk due to our variable rate indebtedness; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms and other events beyond our control that may result in unexpected adverse operating results.  In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. Any forward-looking information presented herein is made only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures
This presentation includes a discussion of Adjusted EBITDA for the Company and our operating segments (Television and Entertainment, Digital and Data, and
Corporate and Other) and Broadcast Cash Flow for our Television and Entertainment segment. Adjusted EBITDA and Broadcast Cash Flow are financial measures that are not recognized under accounting principles generally accepted in the U.S. (“GAAP”). Adjusted EBITDA for the Company is defined as net income before income (loss) from discontinued operations, net of taxes, income taxes, investment transactions, losses on the extinguishment of debt, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-operating items, sales of real estate and reorganization items. Adjusted EBITDA for the Company’s operating segments is calculated as segment operating profit plus depreciation, amortization, pension expense (credit), stock-based compensation and certain special items
(including severance). Broadcast Cash Flow for the Television and Entertainment segment is calculated as Television and Entertainment Adjusted EBITDA plus broadcast rights- amortization expense less broadcast rights- cash payments.  We believe that Adjusted EBITDA and Broadcast Cash Flow are measures commonly used by investors to evaluate our performance with that of our competitors. We also present Adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations. We further believe that the disclosure of Adjusted EBITDA and Broadcast Cash Flow is useful to investors, as these non-GAAP measures are used, among other measures, by our management to evaluate our performance. By disclosing Adjusted EBITDA and Broadcast Cash Flow, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EBITDA and Broadcast Cash Flow are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. Adjusted EBITDA and Broadcast Cash Flow should not be considered as an alternative to net income, operating profit, revenues, cash provided by operating activities or any other measures derived in accordance with
GAAP as measures of operating performance or liquidity.  The tables at the end of this presentation include reconciliations of consolidated and segment
Adjusted EBITDA and Broadcast Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.  No reconciliation of the forecasted range for Adjusted EBITDA on a consolidated or segment basis for fiscal 2015 is included in this presentation because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Tribune Media
A diverse combination of media assets that meaningfully touch millions of people every day, including compelling content in news and entertainment, significant broadcast distribution, an emerging cable network, and a cutting-edge digital and data business.
•
Broadcast:  42 owned or operated broadcast stations in major markets across the country.
•
WGN America:  A national, general entertainment network airing high quality original content and reaching approximately 73 million households.
•
Digital and Data:  Growing global metadata business, powering some of the biggest media brands in the world.
•
Real Estate and Investments:  77 real estate properties and equity investments in a variety of media, online and other properties.

Q4 Financial Highlights
Consolidated operating revenues grew 85% over Q4’13 to $553.4 million.
Consolidated operating profit grew 276% over Q4’13 to $163.4 million.
Consolidated Adjusted EBITDA, which excludes cash distributions from equity investments, grew 121% over Q4’13 to $211.0 million.
Diluted earnings per share from continuing operations of $3.14, as compared to $0.33 in fourth quarter 2013.
Pro Forma
(1)
Television and Entertainment segment revenues grew 15% over Q4’13 to $479.1 million.
Pro Forma
(1)
Television and Entertainment Adjusted EBITDA grew 30% over Q4’13 to $202.6 million.
Digital and Data segment revenues increased 217% over Q4’13 to $61.2 million.
Digital and Data Adjusted EBITDA increased 220% over Q4’13 to $23.8 million.
(1) Amounts are pro forma for the acquisition of Local TV, which was completed on December 27, 2013, as if the acquisition had occurred as of the beginning of  fiscal 2013.
Pro forma operating expenses, depreciation and amortization for Local TV are based on Local TV's historical basis of presentation and do not reflect the impact of purchase accounting.

Full Year 2014 Financial Highlights
Consolidated operating revenues grew 70% over 2013 to $1,949.3 million.
Consolidated operating profit grew 51% over 2013 to $301.1 million.
Consolidated Adjusted EBITDA, which excludes cash distributions from equity investments, grew 74% over 2013 to $607.8  million.
Cash distributions from equity investments of $210.7 million.
Diluted earnings per share from continuing operations of $4.62, as compared to $1.62 in
2013.
Pro Forma
(1)
Television and Entertainment segment revenues grew 8.8% over 2013 to
$1,720.5 million.
Pro Forma
(1)
Television and Entertainment Adjusted EBITDA grew 7.4% over 2013 to $614.8 million.
Digital and Data segment revenues increased 120% over 2013 to $174.0 million.
Digital and Data Adjusted EBITDA increased 34% over 2013 to $38.6 million.
(1) Amounts are pro forma for the acquisition of Local TV, which was completed on December 27, 2013, as if the acquisition had occurred as of the beginning of fiscal 2013.
Pro forma operating expenses, depreciation and amortization for Local TV are based on Local TV's historical basis of presentation and do not reflect the impact of purchase accounting.

2014 Strategic Highlights
Successfully converted 50% of WGN America subscribers from a superstation to cable.
Successfully launched two original series on WGN America, Salem and
Manhattan.
Completed four strategic acquisitions within our Digital and Data segment – Gracenote, What’s-ON,
Baseline and HWW.
Completed the spin-off of the Company’s publishing operations into an independent publicly-traded company
In a series of transactions, monetized the company’s interest in Classified Ventures, including
Apartments.com and Cars.com, for total net proceeds after taxes of approximately $525 million.
Sold property in Baltimore for net proceeds after taxes and transaction costs of approximately $30 million.
In the fourth quarter, repurchased approximately 1.1 million shares of Class A common stock for approximately $68 million bringing cumulative repurchases through March 5, 2015, to approximately
3.9 million shares for approximately $233 million.
Listed Tribune Media Company Class A common stock on the New York Stock Exchange.

Previous Guidance vs. Actual Results
2014 Results Exceeded High End of Guidance
(USD millions)
Low High Low High
Net Revenues
Television & Entertainment 1,720 $                1,650 $     1,700 $     4% 1%
Digital & Data 174 160 175 9% -1%
Corporate & Other 55 50 55 10% 0%
Total Net Revenues 1,949 $                1,860 $     1,930 $     5% 1%
Adjusted EBITDA
Television & Entertainment 615 $                    590 $        605 $        4% 2%
Digital & Data 39 30 35 30% 11%
Corporate & Other (46) (55) (40) -16% 15%
Total Adjusted EBITDA 608 $                    565 $        600 $        8% 1%
Guidance
2014 Actuals
Variance

Consolidated Financial Results
Dec. 28, 2014 Dec. 29, 2013
$ %
Dec. 28, 2014 Dec. 29, 2013
$ %
Operating Revenues 553,420 $              299,561 $              253,859 85% 1,949,359 $          1,147,240 $          802,119 70%
Operating Expenses 389,976                 256,130                 133,846 52% 1,648,177             948,200                699,977 74%
Operating Profit 163,444                 43,431                    120,013 * 301,182                199,040                102,142 51%
Adjusted EBITDA 211,005 $              95,286 $                115,719 * 607,783 $             348,919 $             258,864 74%
Adjusted EBITDA Margin 38.1% 31.8% 31.2% 30.4%
* Represents positive change in excess of 100%
Year ended: Variance Variance Three months ended:
Significant revenue and margin improvement
(USD thousands)

Television and Entertainment Segment
Operating Results
Revenues
Adjusted EBITDA
(1) Amounts are pro forma for the acquisition of Local TV, which was completed on December 27, 2013, as if the acquisition had occurred as of the beginning of fiscal 2013. Pro forma operating expenses, depreciation and amortization for Local TV are based on Local TV's historical basis of presentation and do not reflect the impact of purchase accounting.
(USD thousands)
Increase driven by higher retransmission revenues, and
Strong political advertising revenues.
Revenue increases drove significant increase in Adjusted EBITDA, partially offset by increased programming and promotional expenses associated with new programming at WGN America.
Dec. 28, 2014 Dec. 29, 2013 Dec. 28, 2014 Dec. 29, 2013
As Reported Pro Forma (1) $ % As Reported Pro Forma (1) $ %
Operating Revenues 479,157 $                415,892 $                63,265 15% 1,720,536 $           1,581,205 $           139,331 9%
Operating Expenses 332,766 307,047 25,719 8% 1,383,615 1,182,268 201,347 17%
Operating Profit 146,391 108,845 37,546 34% 336,921 398,937 (62,016) -16%
Adjusted EBITDA 202,650 $                155,268 $                47,382 31% 614,805 $              572,578 $              42,227 7%
Adjusted EBITDA Margin 42.3% 37.3% 35.7% 36.2%
Variance
Three months ended: Year ended:
Variance

Television and Entertainment Segment
Revenues
Full Year Revenues
(1) Amounts are pro forma for the acquisition of Local TV, which was completed on December 27, 2013, as if the acquisition had occurred as of the beginning of
2013. Pro forma operating expenses, depreciation and amortization for Local TV are based on Local TV's historical basis of presentation and do not reflect the impact of purchase accounting.
Fourth Quarter Revenues
Dec. 28, 2014 Dec. 28, 2014
As Reported Pro forma (1) As Reported
Pro forma (1) As Reported
As Reported Pro forma (1) As Reported
Pro forma (1) As Reported
Advertising
Core (Local / National) 310,284 $               318,021 $           199,942 $               -2% 55% 1,186,165 $            1,226,389 $          776,601 $               -3% 53%
Political 54,845                     5,428                   2,055                       * * 90,209                     15,747                   7,009                       * *
Digital 12,595                     10,032                4,070                       26% * 43,353                     34,832                   13,928                     24% *
Other 3,647                       3,431                   1,754                       6% * 16,237                     16,431                   12,194                     -1% 33%
Total Advertising 381,371 $               336,912 $           207,821 $               13% 84% 1,335,964 $            1,293,399 $          809,732 $               3% 65%
Retransmission consent fees 58,447                     34,774                14,741                     68% * 229,243                   130,537                49,586                     76% *
Carriage fees 14,395                     12,936                12,935                     11% 11% 57,137                     53,796                   53,795                     6% 6%
Barter/trade 9,257                       11,253                8,651                       -18% 7% 41,267                     42,768                   31,292                     -4% 32%
Copyright royalties 7,104                       10,689                10,689                     -34% -34% 27,161                     32,954                   32,954                     -18% -18%
Other 8,583                       9,328                   11,733                     -8% -27% 29,764                     27,751                   37,065                     7% -20%
Total operating revenues 479,157 $               415,892 $           266,570 $               15% 80% 1,720,536 $            1,581,205 $          1,014,424 $            9% 70%
* Represents positive change in excess of 100%
% Variance
Three months ended Year ended
December 29, 2013 % Variance December 29, 2013
(USD thousands)
Retransmission consent fees up 68% to $58.4 million.
Political revenues of $54.8 million (or $64.5 million on a
gross basis).
Core advertising down $7.7 million or 2.4%, primarily
attributable to displacement from political advertising.
Digital advertising up 26% to $12.6 million.
Retransmission consent fees up 76% to $229.2 million.
Political revenues of $90.2 million (or $106.1 million on a
gross basis).
Core advertising down $40.2 million or 3.3%, primarily
attributable to displacement from political advertising.
Digital advertising up 24% to $43.4 million.

Television and Entertainment Segment
Adjusted EBITDA
Adjusted EBITDA
(1) Amounts are pro forma for the acquisition of Local TV, which was completed on December 27, 2013, as if the acquisition had occurred as of the beginning of fiscal 2013. Pro forma operating expenses, depreciation and amortization for Local TV are based on Local TV's historical basis of presentation and do not reflect the impact of purchase accounting.
Dec. 28, 2014 Dec. 29, 2013 Dec. 28, 2014 Dec. 29, 2013
As Reported Pro forma (1) $ % As Reported Pro forma (1) $ %
Operating Profit 146,391 $                        108,845 $                  37,546    34% 336,921 $                  398,937 $                  (62,016) -16%
Depreciation 12,057 14,444 (2,387)    -17% 50,262 53,715 (3,453)    -6%
Amortization 42,217 29,451 12,766    43% 197,054 114,056 82,998    73%
Stock-based compensation 2,063 792 1,271      * 8,800 2,578 6,222      *
Severance and related charges 229 302 (73)          -24% 2,098 1,641 457          28%
Transaction-related costs (387) 181 (568)        * 1,894 229 1,665      *
Gain on sales of real estate (103) — (103)        - (103) — (103)        -
Contract termination cost (646) — (646)        - 15,000 — 15,000    -
Other 829 1,275 (446)        -35% 2,755 1,508 1,247      83%
Pension (credit) expense — (22) 22            * 124 (86) 210          *
Adjusted EBITDA 202,650 $                        155,268 $                  47,382    31% 614,805 $                  572,578 $                  42,227    7%
Broadcast rights - Amortization 65,624                              53,266                        12,358    23% 268,797                     239,835                     28,962    12%
Broadcast rights - Cash Payments (76,130)                            (68,470)                      (7,660)    11% (321,335)                    (279,273)                    (42,062) 15%
Broadcast Cash Flow 192,144 $                        140,064 $                  52,080    37% 562,267 $                  533,140 $                  29,127    5%
* Represents positive or negative change in excess of 100%
Variance
Three months ended: Year ended:
Variance
(USD thousands)
Full Year Adjusted EBITDA impacted by programming and marketing costs associated with new original programming at
WGN America.
Fourth quarter Adjusted EBITDA impacted by costs associated with new original programming at WGN America, as well as higher costs associated with new syndicated content,  including the premiere of syndicated series Blue Bloods.

Digital and Data Segment
Summary of Operating Results
Revenues and Expenses
Dec. 28, 2014 Dec. 29, 2013
$ %
Dec. 28, 2014 Dec. 29, 2013
$ %
Operating Revenues 61,228 $              19,305 $              41,923       * 174,031 $            79,217 $              94,814       *
Operating Expenses 47,302                 15,120                 32,182       * 170,622               62,720                 107,902     *
Operating Profit 13,926                 4,185                    9,741         * 3,409                    16,497                 (13,088)     -79%
Adjusted EBITDA 23,812 $              7,438 $                16,374       * 38,582 $              28,794 $              9,788         34%
Adjusted EBITDA Margin 38.9% 38.5% 22.2% 36.3%
* Represents positive change in excess of 100%
Year ended: Variance Variance Three months ended:
(USD thousands)
Impacted by the acquisition of Gracenote, acquired January 2014.
Expect long-term net revenue growth of 10% to 12% annually.
Expect long-term EBITDA margins to grow to low 30% range.

Digital and Data Segment
Revenues
Revenues
Dec. 28, 2014 Dec. 29, 2013
$ %
Dec. 28, 2014 Dec. 29, 2013
$ %
Video 25,849 $              17,758 $              8,091         46% 91,299 $              68,708 $              22,591       33%
Music 34,386                 -                        34,386       - 77,729                 -                        77,729       -
Entertainment websites
and other 993                       1,547                    (554)          -36% 5,003                    10,509                 (5,506)       -52%
Total operating revenues 61,228 $              19,305 $              41,923       * 174,031 $            79,217 $              94,814       *
* Represents positive change in excess of 100%
Three months ended: Variance Year ended: Variance
(USD thousands)
Music revenues are fully attributable to the Gracenote acquisition.
• Historically, Gracenote’s automotive music revenues are disproportionately higher in the fourth quarter.
Video revenues increased primarily due to acquisitions of Gracenote in January 2014, What’s-
ON in July 2014, Baseline in August 2014 and HWW in October 2014 as well as organic growth in the legacy core video business.

Digital and Data Segment
Adjusted EBITDA
Adjusted EBITDA
Adjusted EBITDA impacted by:
•
Operating costs incurred in connection with Newsbeat, which was shut down during the third quarter of 2014
•
Costs associated with the establishment of the Digital and Data business infrastructure, and
•
Costs associated with the integration of acquired businesses.
Dec. 28, 2014 Dec. 29, 2013
$ %
Dec. 28, 2014 Dec. 29, 2013
$ %
Operating Profit
13,926 $             4,185 $               9,741        * 3,409 $               16,497 $             (13,088)     -79%
Depreciation 1,987 715 1,272        * 7,744 2,576 5,168         *
Amortization
6,425 2,316 4,109        * 21,233 9,191 12,042       *
Stock-based compensation
262 6 256           * 1,641 17 1,624         *
Severance and related charges
1,212 216 996           * 3,975 279 3,696         *
Other
— — -           - 580 234 346            *
Adjusted EBITDA
23,812 $             7,438 $               16,374      * 38,582 $             28,794 $             9,788         34%
* Represents positive change in excess of 100%
Variance Variance Three months ended: Year ended:
(USD thousands)

Corporate and Other
Revenues and Expenses
(USD thousands)
Dec. 28, 2014 Dec. 29, 2013
$ %
Dec. 28, 2014 Dec. 29, 2013
$ %
Operating Revenues 13,035 $              13,686 $              (651) -5% 54,792 $              53,599 $              1,193 2%
Operating Expenses (9,908) (30,418) 20,510 -67% (93,940) (66,996) (26,944) 40%
Operating Profit (Loss) 3,127 (16,732) 19,859 * (39,148) (13,397) (25,751) *
Depreciation 3,901 2,543 1,358 53% 12,181 8,664 3,517 41%
Stock-based compensation 3,463 1,514 1,949 * 15,750 3,556 12,194 *
Transaction-related costs 2,957 14,316 (11,359) -79% 13,790 19,545 (5,755) -29%
Gain on sales of real estate (21,285) - (21,285) * (21,588) (135) (21,453) *
Severance and Other 41 1,358 (1,317) -97% 4,178 517 3,661 *
Pension (credit) expense (7,661) (8,673) 1,012 -12% (30,767) (34,694) 3,927 -11%
Adjusted EBITDA (15,457) $            (5,674) $              (9,783) * (45,604) $            (15,944) $            (29,660) *
* Represents positive or negative change in excess of 100%
Variance Three months ended: Year ended: Variance
• Higher compensation expenses as a result of the full year impact in 2014 of the timing of hiring of new management team in
2013.
• Costs associated with the implementation of improved business and technology applications expected to improve productivity and increase operating efficiencies resulting in associated cost savings beginning in 2016.
Revenues represent real estate rental revenues earned from third parties, including Tribune Publishing.
Real estate revenues were more than offset by:

Cash Distributions from Equity Investments
TV Food Network 2014 distributions include a one-time distribution of $12.4 million.
Careerbuilder used cash to fund certain acquisitions in 2014 leading to a lower year-over-year cash distribution.
In a series of transactions in 2014, the Company monetized its interests in Classified Ventures, and therefore, will no longer receive cash distributions from this investment.
•
The proceeds from the sale of the Company’s interest in Classified Ventures are not reflected in the table above.
(USD millions)
2014 2013
TV Food Network 189.3 $               154.1 $
CareerBuilder 14.4 28.9
Classified Ventures 6.5 25.0
Other 0.5 -
Total Cash Distributions from Equity Investments 210.7 $               208.0 $

Debt and Cash
December 28, 2014 December 29, 2013
Cash and cash equivalents 1,455,183 $                       640,697 $
Debt:
Term Loan Facility, due 2020 3,471,017                          3,763,577
Dreamcatcher Credit Facility, due 2018 23,914                               26,933
Other 54                                      174,674
Total Debt 3,494,985 $                       3,965,184 $
Reduced debt with proceeds of dividend from Tribune Publishing upon spinoff
(USD thousands)

Focus on Shareholder Return
$400 million share repurchase program.
•
Since inception through March 5, 2015, repurchased approximately 3.9 million shares for an aggregate purchase price of $233 million.
•
$167 million remains outstanding.
Announced one-time special dividend of approximately $650 million.
Adopted annual dividend policy.
•
The Company intends to begin payments of regular quarterly cash dividends of $0.25 per share.
•
The Company expects the first dividend to be declared by the Board and paid in the second fiscal quarter of 2015.
Strong Balance Sheet and Cash Generation Driving Capital Allocation Policy

Total Shareholder Distributions
Share Repurchase ~$233 million
Special Dividend ~$650 million
Anticipated Annual Dividend in 2015 ~$  75 million
Total ~$958 million
Total scheduled shareholder distributions through 2015, excluding additional share repurchases which occur post March 6, 2015, if any.
Nearly $1 billion of shareholder distributions

21 2015 Guidance Consolidated 2015 Guidance Range Implied Y-o-Y Change Revenues $2.00 billion to $2.03 billion ~ +2.5% to +4% Adjusted EBITDA $480 million to $495 million ~ (18.5)% to (21)%

2015 Guidance
Television and Entertainment Segment
Guidance Range Implied Y-o-Y
Change
Revenues $1.75 billion to $1.77 billion ~ +2% to +3%
Core Advertising Low to mid-single digit increases over 2014
Retransmission Revenues $275 million to $277 million ~ +20%
Cable Network Carriage Fees $85 million to $87 million ~ +50%
WGN America / Tribune Studios
Programming Expenses
Approximately $130 million ~ +40%
Adjusted EBITDA $500 million to $515 million ~ (16)% to (18.5)%

23 2015 Guidance Digital and Data Segment 2015 Guidance Range Implied Y-o-Y Change Revenues $200 million to $205 million ~ +15% to +18% Adjusted EBITDA $46 million to $48 million ~ +19% to +24.5%

2015 Guidance
Corporate and Other
Guidance Range Implied Y-o-Y Change
Real Estate Revenues Approximately $50 million ~ (9)%
Real Estate Expenses Approximately $(30) million ~ 22%
Corporate Expenses
(excluding
stock-based compensation)
$(86) million to $(88) million ~ 13.5% to 16%
Adjusted EBITDA $(66) million to $(68) million ~ 45% to 49%

2015 Guidance
Cash Flow
Guidance Range
Total Capital Expenditures Approximately $100 million
(1)
Cash Taxes $135 million - $140 million
(2)
Cash Interest Approximately $140 million
Depreciation & Amortization Approximately $260 million
Stock-based Compensation Approximately $35 million
(1)
The $100 million of expected capital expenditures includes approximately $50 million of non-recurring capital expenditures.
(2) Cash taxes guidance excludes approximately $252 million of taxes payable for the sale of the Company’s interest in Classified Ventures, which was recorded as a liability on the Company’s balance sheet as of December 28, 2014 and is expected to be paid in March 2015.

Long-Term Outlook
o
2016 Consolidated Adjusted EBITDA year-over-year growth of greater than
30%
The Company currently expects:
o
WGN America and Tribune Studios revenue growth to be greater than 20%
annually.
o
WGN America and Tribune Studios programming expenses approximating
50% of net revenues.
o
Digital and Data net revenue growth of 10% to 12% annually.
o
Digital and Data Adjusted EBITDA margins growing to low 30% range.
For the period 2016-2019:

Non-GAAP Reconciliations Quarterly 2013-2014 by Segment

Consolidated
(USD thousands)
2014 2013 2014 2013 2014 2013 2014 2013 2014 2013
Revenue 446,102 $         274,156 $         474,979 $          292,915 $          474,858 $          280,608 $          553,420 $          299,561 $          1,949,359 $      1,147,240 $
Net Income 41,067 $            58,359 $            82,923 $            66,311 $            37,997 $            49,771 $            314,676 $          67,114 $            476,663 $          241,555 $
Income (loss) from discontinued operations, net of taxes 12,600               15,309               15,841               18,923               (14,889)              10,527               — 33,854               13,552               78,613
Income from Continuing Operations 28,467 43,050 67,082 47,388 52,886 39,244 314,676 33,260 463,111 162,942
Income tax expense 17,649               11,682               42,305               31,509               2,647                   27,325               216,098             25,449               278,699             95,965
Reorganization items, net 2,216                 7,331                 2,165                   4,502                   1,594                   1,708                   1,293                   3,390                   7,268                   16,931
Other non-operating (gain) loss, net (157) 140                      1,295                   (386)                     (68)                       67                         3,640                   1,671                   4,710                   1,492
Write-down of investment — — — — — — 94                         — 94                         —
Gain on investment transactions, net — (29)                       (700)                     (17)                       (2)                         (104)                     (371,783)           — (372,485)           (150)
Loss on extinguishment of debt — — — — — — — 28,380               — 28,380
Interest expense 40,519               9,396                 39,146               9,575                   39,150               9,558                   39,051               10,605               157,866             39,134
Interest income (171)                    (93)                       (147)                     (102)                     (363)                     (100)                     (687)                     (118)                     (1,368)                (413)
Income on equity investments, net (38,263)             (16,441)             (118,953)           (37,695)              (40,559)              (31,899)              (38,938)              (59,206)              (236,713)           (145,241)
Operating Profit 50,260 55,036 32,193 54,774 55,285 45,799 163,444 43,431 301,182 199,040
Depreciation 16,711 9,018 17,540 10,131 17,991 10,558 17,945 11,480 70,187 41,187
Amortization 60,674 28,300 61,018 28,301 47,953 28,395 48,642 29,721 218,287 114,717
Stock-based compensation 8,449 — 6,121 1,366 5,833 1,870 5,788 2,181 26,191 5,417
Severance and related charges 2,439 134 712 541 1,974 727 1,484 1,154 6,609 2,556
Transaction-related costs 5,699 500 2,234 3,273 5,181 1,504 2,570 14,497 15,684 19,774
Gain on sales of real estate — (135) — — (303) — (21,388) — (21,691) (135)
Contract termination cost — — 15,646 — — — (646) — 15,000 —
Other 1,558 155 2,398 (606) 2,194 77 827 1,517 6,977 1,143
Pension (credit) expense (7,804) (8,266) (7,518) (9,125) (7,660) (8,694) (7,661) (8,695) (30,643) (34,780)
Adjusted EBITDA 137,986 $         84,742 $            130,344 $          88,655 $            128,448 $          80,236 $            211,005 $          95,286 $            607,783 $          348,919 $
First Quarter Second Quarter Third Quarter Fourth Quarter Full Year

Television and Entertainment Segment
As Reported
(USD thousands)
2014 2013 2014 2013 2014 2013 2014 2013 2014 2013
Advertising 304,343 $         191,377 $          329,132 $          212,243 $          321,118 $          198,291 $          381,371 $          207,821 $          1,335,964 $         809,732 $
Retransmission consent fees 55,565 9,948 57,122 11,367 58,109 13,530 58,447 14,741 229,243 49,586
Carriage fees 14,128 13,733 14,591 13,719 14,023 13,408 14,395 12,935 57,137 53,795
Barter/trade 10,311 7,414 10,472 7,641 11,227 7,586 9,257 8,651 41,267 31,292
Copyright royalties 6,532 9,708 7,454 6,296 6,071 6,261 7,104 10,689 27,161 32,954
Other 7,535 6,979 7,025 9,233 6,621 9,120 8,583 11,733 29,764 37,065
Total Revenues 398,414 $         239,159 $          425,796 $          260,499 $          417,169 $          248,196 $          479,157 $          266,570 $          1,720,536 $         1,014,424 $
Operating Profit 64,153 $            46,979 $            52,248 $            50,596 $            74,129 $            42,387 $            146,391 $          55,978 $            336,921 $             195,940 $
Depreciation 12,376 6,463 13,136 7,465 12,693 7,797 12,057 8,222 50,262 29,947
Amortization 56,655 26,008 56,172 26,010 42,010 26,103 42,217 27,405 197,054 105,526
Stock-based compensation 2,523 — 2,113 464 2,101 719 2,063 661 8,800 1,844
Severance and related charges 1,414 109 108 504 347 726 229 302 2,098 1,641
Transaction-related costs 417 — 974 — 890 48 (387) 181 1,894 229
Gain on sales of real estate — — — — — — (103) — (103) —
Contract termination cost — — 15,646 — — — (646) — 15,000 —
Other 1,556 155 12 1 358 77 829 795 2,755 1,028
Pension (credit) expense 43 (69) 61 26 20 (21) — (22) 124 (86)
Adjusted EBITDA
139,137 $         79,645 $            140,470 $          85,066 $            132,548 $          77,836 $            202,650 $          93,522 $            614,805 $             336,069 $
Broadcast rights - Amortization                55,694                 44,219                 74,386                 53,815                 73,093                 52,749                 65,624                 41,843                 268,797              192,626
Broadcast rights - Cash Payments              (60,818)              (47,629)              (86,409)              (62,679)              (97,978)              (58,200)              (76,130)              (55,141)               (321,335)            (223,650)
Broadcast Cash Flow 134,013 $         76,235 $            128,447 $          76,202 $            107,663 $          72,385 $            192,144 $          80,224 $            562,267 $             305,046 $
First Quarter Second Quarter Third Quarter Fourth Quarter Full Year

Television and Entertainment Segment
Pro Forma
(1)
(1) Amounts are pro forma for the acquisition of Local TV, which was completed on December 27, 2013, as if the acquisition had occurred as of the beginning of fiscal 2013. Pro forma operating expenses, depreciation and amortization for Local TV are based on Local TV's historical basis of presentation and do not reflect the impact of purchase accounting.
(USD thousands)
2014 2013 PF (1) 2014 2013 PF (1) 2014 2013 PF (1) 2014 2013 PF (1) 2014 2013 PF (1)
Advertising 304,343 $         300,649 $         329,132 $         336,589 $         321,118 $         319,249 $         381,371 $         336,912 $         1,335,964 $     1,293,399 $
Retransmission consent fees 55,565 29,567 57,122 32,029 58,109 34,167 58,447 34,774 229,243 130,537
Carriage fees 14,128 13,733 14,591 13,719 14,023 13,408 14,395 12,936 57,137 53,796
Barter/trade 10,311 10,341 10,472 10,634 11,227 10,540 9,257 11,253 41,267 42,768
Copyright royalties 6,532 9,708 7,454 6,296 6,071 6,261 7,104 10,689 27,161 32,954
Other 7,535 5,306 7,025 6,710 6,621 6,407 8,583 9,328 29,764 27,751
Total Revenues 398,414 $         369,304 $         425,796 $         405,977 $         417,169 $         390,032 $         479,157 $         415,892 $         1,720,536 $     1,581,205 $
Operating Profit 64,153 $           89,273 $           52,248 $           106,387 $         74,129 $           94,432 $           146,391 $         108,845 $         336,921 $         398,937 $
Depreciation 12,376 12,264 13,136 13,408 12,693 13,599 12,057 14,444 50,262 53,715
Amortization 56,655 28,169 56,172 28,172 42,010 28,264 42,217 29,451 197,054 114,056
Stock-based compensation 2,523 200 2,113 663 2,101 923 2,063 792 8,800 2,578
Severance and related charges 1,414 109 108 504 347 726 229 302 2,098 1,641
Transaction-related costs 417 — 974 — 890 48 (387) 181 1,894 229
Gain on sales of real estate — — — — — — (103) — (103) —
Contract termination cost — — 15,646 — — — (646) — 15,000 —
Other 1,556 155 12 1 358 77 829 1,275 2,755 1,508
Pension (credit) expense 43 (69) 61 26 20 (21) — (22) 124 (86)
Adjusted EBITDA 139,137 $         130,101 $         140,470 $         149,161 $         132,548 $         138,048 $         202,650 $         155,268 $         614,805 $         572,578 $
Broadcast rights - Amortization                55,694 56,066                              74,386 65,607                              73,093 64,896                              65,624 53,266                            268,797 239,835
Broadcast rights - Cash Payments              (60,818) (63,755)                          (86,409) (75,383)                          (97,978) (71,665)                          (76,130) (68,470)                       (321,335) (279,273)
Broadcast Cash Flow 134,013 $         122,412 $         128,447 $         139,385 $         107,663 $         131,279 $         192,144 $         140,064 $         562,267 $         533,140 $
First Quarter Second Quarter Third Quarter Fourth Quarter Full Year

Digital and Data Segment (1)
(1) The 2013 Digital and Data segment results shown above exclude the impact of the following acquisitions, which occurred in 2014.
- Gracenote; Acquired January 2014
- What’s-ON; Acquired July 2014
- Baseline; Acquired August 2014
- HWW; Acquired October 2014
(USD thousands)
2014 2013 2014 2013 2014 2013 2014 2013 2014 2013
Video 20,772 $           16,695 $           21,486 $           17,044 $           23,192 $           17,211 $           25,849 $           17,758 $           91,299 $           68,708 $
Music 10,713 — 12,222 — 20,408 — 34,386 — 77,729 —
Entertainment websites
and other 1,787 5,049 1,264 2,221 959 1,692 993 1,547 5,003 10,509
Total Revenues 33,272 $           21,744 $           34,972 $           19,265 $           44,559 $           18,903 $           61,228 $           19,305 $           174,031 $         79,217 $
Operating Profit (Loss) (1,542) $            4,218 $             (8,744) $            3,755 $             (231) $               4,339 $             13,926 $           4,185 $             3,409 $             16,497 $
Depreciation 1,813 573 1,909 623 2,035 665 1,987 715 7,744 2,576
Amortization 4,019 2,292 4,846 2,291 5,943 2,292 6,425 2,316 21,233 9,191
Stock-based compensation 649 — 688 4 42 7 262 6 1,641 17
Severance and related charges 632 25 504 37 1,627 1 1,212 216 3,975 279
Other — — — 234 580 — — — 580 234
Adjusted EBITDA
5,571 $             7,108 $             (797) $               6,944 $             9,996 $             7,304 $             23,812 $           7,438 $             38,582 $           28,794 $
First Quarter Second Quarter Third Quarter Fourth Quarter Full Year

Corporate and Other
(USD thousands)
2014 2013 2014 2013 2014 2013 2014 2013 2014 2013
Total Revenues 14,416 $           13,253 $           14,211 $           13,151 $           13,130 $           13,509 $           13,035 $           13,686 $           54,792 $           53,599 $
Operating Profit (Loss) (12,351) $         3,839 $             (11,311) $         423 $                  (18,613) $         (927) $               3,127 $             (16,732) $         (39,148) $         (13,397) $
Depreciation 2,522 1,982 2,495 2,043 3,263 2,096 3,901 2,543 12,181 8,664
Stock-based compensation 5,277 — 3,320 898 3,690 1,144 3,463 1,514 15,750 3,556
Severance and related charges 393 — 100 — — — 43 636 536 636
Transaction-related costs 5,282 500 1,260 3,273 4,291 1,456 2,957 14,316 13,790 19,545
Gain on sales of real estate — (135) — — (303) — (21,285) — (21,588) (135)
Other 2 — 2,386 (841) 1,256 — (2) 722 3,642 (119)
Pension (credit) expense (7,847) (8,197) (7,579) (9,151) (7,680) (8,673) (7,661) (8,673) (30,767) (34,694)
Adjusted EBITDA
(6,722) $            (2,011) $            (9,329) $            (3,355) $            (14,096) $         (4,904) $            (15,457) $         (5,674) $            (45,604) $         (15,944) $
First Quarter Second Quarter Third Quarter Fourth Quarter Full Year

M A R C H 2 0 1 5 Q4 & Full Year 2014 Performance Summary